Exhibit 10.1

Execution Version

REVEL AC, INC.

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of December 20, 2012, and entered into among Revel AC, Inc., a Delaware corporation (the “Borrower”), the Guarantors party to the Credit Agreement, the Lenders party hereto, and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”). Reference is made to the Credit Agreement dated as of May 3, 2012 (as amended pursuant to that certain First Amendment to Credit Agreement, dated as of August 22, 2012, that certain Incremental Facility Amendment, dated as of August 22, 2012, and that certain Incremental Facility Amendment, dated as of August 27, 2012; as so amended, the “Credit Agreement”), among the Borrower, the Guarantors, the Lenders party thereto, the Administrative Agent, the Collateral Agent and the other parties thereto. Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement (as amended by this Amendment).

W I T N E S S E T H :

WHEREAS, Borrower has requested certain amendments to the Credit Agreement in the manner set forth in this Amendment; and

WHEREAS, the Lenders that have signed this Amendment and the Administrative Agent and Collateral Agent have consented and agreed to the modifications to the Credit Agreement set forth in this Amendment, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendments to the Credit Agreement.

(A) The definition of “Adjusted LIBOR Rate” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and inserting the following in replacement therefor:

““Adjusted LIBOR Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the higher of (i) (a) an interest rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) determined by the Administrative Agent to be equal to the LIBOR Rate for such Eurodollar Borrowing in effect for such Interest Period divided by (b) 1 minus the Statutory Reserves (if any) for such Eurodollar Borrowing for such Interest Period and (ii) 1.00%.”

(B) The definition of “Applicable Margin” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and inserting the following in replacement therefor:

““Applicable Margin” shall mean (a) in the case of Eurodollar Loans, a percentage per annum equal to (i) 9.00% with respect to the Term Loan and (ii) 7.50% with respect to each Revolving Loan, and (b) in the case of ABR Loans, a percentage per annum equal to (i) 8.00% with respect to the Term Loan and (ii) 6.50% with respect to each Revolving Loan.”

(C) The definition of “Borrowing” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and inserting the following in replacement therefor:

““Borrowing” shall mean (i) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (ii) Term Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (iii) a Swingline Loan.”

(D) The following definition of “Cage Cash” is hereby added to Section 1.01 in the correct alphabetical order:

““Cage Cash” shall mean cash that is located and maintained on-site at the Project required to be maintained by the provisions of applicable Gaming Laws to satisfy minimum bankroll requirements, mandatory game security reserves, allowances for redemption of casino chips and tokens or payment of winning wagers to gaming patrons.”

(E) The definition of “Defaulting Lender” set forth in Section 1.01 of the Credit Agreement is hereby amended to change each reference to a “Loan” in such section to “Revolving Loan”.

(F) The definition of “Disbursement Agreement” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and inserting the following in replacement therefor:

““Disbursement Agreement” shall mean that certain Master Disbursement Agreement, dated as of February 17, 2011, among the Borrower, the Administrative Agent, the Second Lien Collateral Agent, the Trustee and the Disbursement Agent, as amended on May 3, 2012, and as amended and restated on the Second Amendment Effective Date.”

(G) The following definition of “Extraordinary Receipts” is hereby added to Section 1.01 in the correct alphabetical order:

““Extraordinary Receipts” shall mean actual net cash proceeds received by Borrower or any of its Restricted Subsidiaries in excess of $5,000,000 in any single occurrence or series of related occurrences (a) as damages or settlement amounts in connection with any Commercial Tort Claims (as defined in the UCC), now or hereafter arising and excluding any of such damages or settlement amounts constituting Special Proceeds, in each case, net of (i) legal, accounting and other professional fees, and taxes paid or payable in connection therewith and (ii) amounts reserved, in accordance with GAAP, from such amount for settlement or payment of claims or other actual or potential liabilities (provided that, to the extent and at any time such amounts are released from such reserve and not applied to such settlement or payment or liabilities, such amounts shall constitute Extraordinary Receipts at such time) or (b) as an upfront payment in consideration for the entering into any joint venture (excluding any such payments con-

stituting Special Proceeds or relating to the Day Club and excluding ongoing lease payments or payments relating to the joint venture or distributions, and which for the avoidance of doubt, shall not include any payments received after the opening of any such joint venture), net of (i) selling or leasing expenses associated with such joint venture (including reasonable brokers’ or bankers’ fees or commissions, reasonable incentive bonuses paid to officers and employees, legal, accounting and other professional and transactional fees, transfer and similar taxes and Borrower’s good faith estimate of income taxes actually paid or payable in connection with such upfront payment including any taxes payable upon the repatriation of any such proceeds); (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations associated with such joint venture or (y) any other liabilities retained by Borrower or any of its Restricted Subsidiaries associated with such joint venture (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Extraordinary Receipts); and (iii) all cash costs incurred or to be incurred (as reasonably estimated by Borrower) by Borrower or any of its Restricted Subsidiaries in connection with or related to the design, development, construction, equipping and opening of the facilities associated with such joint venture, including any such costs relating to modifications to be made to portions of the Project, in order to facilitate the use, operation, construction or development of such joint venture.”

(H) The definition of “Interest Payment Date” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and inserting the following in replacement therefor:

““Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December to occur during any period in which such Loan is outstanding, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to such Loan and, in the case of a Eurodollar Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (c) the Revolving Commitment Termination Date with respect to any Revolving Loan or the Term Loan Maturity Date with respect to the Term Loan, as applicable.”

(I) The definition of “Loan” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and inserting the following in replacement therefor:

““Loan” shall mean the Term Loan and each Revolving Loan made by the Lenders to Borrower pursuant to this Agreement.”

(J) The definition of “Loan Document” in Section 1.01 of the Credit Agreement is hereby amended by adding to the documents listed in such definition the term “Disbursement Agreement”.

(K) The definition of “Material Adverse Effect” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and inserting the following in replacement therefor:

““Material Adverse Effect” shall mean any event or circumstance which: (a) has a material adverse effect on the business, assets, operations or condition (financial or otherwise) of Borrower and its Restricted Subsidiaries, taken as a whole, or (b) materially and adversely affects the rights of the Secured Parties under their respective Loan Documents, including the validity, enforceability or priority of the Liens purported to be created by the Security Documents (it being understood that (i) any delay in construction will not be deemed a Material Adverse Effect in the event that the Borrower reasonably expects the Opening Date to occur on or prior to January 1, 2013, and (ii) the Borrower Findings will not be deemed a Material Adverse Effect).”

(L) The definition of “Material Agreement” in Section 1.01 of the Credit Agreement is hereby amended by (i) deleting the phrase “Construction Management Agreement” therefrom and inserting “[intentionally omitted]” in replacement therefor and (ii) deleting the phrase “the ACHA Documents” therefrom and inserting “[intentionally omitted]” in replacement therefor.

(M) The following definition of “Minimum Liquidity Requirement” is hereby added to Section 1.01 in the correct alphabetical order:

““Minimum Liquidity Requirement” shall have the meaning ascribed to such term in Section 6.10(e).”

(N) The following definition of “Net Cash Proceeds” is hereby added to Section 1.01 in the correct alphabetical order:

““Net Cash Proceeds” shall have the meaning set forth in the Term Loan Credit Agreement.”

(O) The definition of “Note” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and inserting the following in replacement therefor:

““Note” shall mean each Revolving Note, each Swingline Note and each Term Note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit I or Exhibit J hereto or Exhibit E to the Second Amendment, as applicable.”

(P) The definition of “Project Costs” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and inserting the following in replacement therefor:

““Project Costs” shall mean “Project Completion Costs” as such term is defined in the Disbursement Agreement.”

(Q) The definition of “Required Lenders” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and inserting the following in replacement therefor:

““Required Lenders” shall mean Lenders having Revolving Credit Exposure, unused Revolving Commitments and outstanding Term Loans representing more than 50% of the sum of the total Revolving Credit Exposure, unused Revolving Commitments and the outstanding balance of the Term Loan; provided that Revolving Credit Exposure, unused Revolving Commitments and Term Loans held by any Defaulting Lender shall be deemed not to be outstanding for purposes of calculating the Required Lenders; provided, further that for (a) any amendment to increase the aggregate Revolving Commitments to an amount in excess of $125,000,000, “Required Lenders” shall mean Lenders having Revolving Credit Exposure, unused Revolving Commitments and outstanding Term Loans representing (A) more than 80% of the sum of the total Revolving Credit Exposure and unused Revolving Commitments and (B) more than 80% of the outstanding balance of the Term Loan and (b) any amendment to increase the Term Loan to an amount in excess of $125,000,000, “Required Lenders” shall mean Lenders having Revolving Credit Exposure, unused Revolving Commitments and outstanding Term Loans representing (1) more than 80% of the outstanding balance of the Term Loan and (2) more than 80% of the sum of the total Revolving Credit Exposure and unused Revolving Commitments; and provided, further that for purposes of the exercise of remedies pursuant to this Agreement and the other Loan Documents, during the continuance of an Event of Default, “Required Lenders” shall mean Lenders having Revolving Credit Exposure, unused Revolving Commitments and outstanding Term Loans representing (i) more than 50% of the sum of the total Revolving Credit Exposure and unused Revolving Commitments and (ii) more than 50% of the outstanding balance of the Term Loan.”

(R) The following definition of “Required Revolving Loan Lenders” is hereby added to Section 1.01 in the correct alphabetical order:

““Required Revolving Loan Lenders” shall mean Lenders having Revolving Credit Exposure and unused Revolving Commitments representing more than 50% of the sum of the total Revolving Credit Exposure and unused Revolving Commitments; provided that Revolving Credit Exposure and the unused Revolving Commitments held by any Defaulting Lender shall be deemed not to be outstanding for purposes of calculating the Required Revolving Loan Lenders.

(S) The following definition of “Required Term Loan Lenders” is hereby added to Section 1.01 in the correct alphabetical order:

““Required Term Loan Lenders” shall mean Lenders having outstanding Term Loans representing more than 50% of the sum of the total outstanding balance of the Term Loan.”

(T) The definition of “Revolving Commitment” in Section 1.01 of the Credit Agreement is hereby amended by deleting the last sentence of such definition in its entirety and inserting the following in replacement therefor:

““The aggregate amount of the Lenders’ Revolving Commitments as of the Second Amendment Effective Date is $125,000,000.””

(U) The definition of “Revolving Commitment Termination Date” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and inserting the following in replacement therefor:

““Revolving Commitment Termination Date” shall mean the earliest to occur of (i) May 22, 2015, (ii) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.08(b) and (iii) the date of the termination of the Revolving Commitments pursuant to Section 8.01.”

(V) The following definition of “Revolving Loan Lender” is hereby added to Section 1.01 in the correct alphabetical order:

““Revolving Loan Lender” shall mean a Lender with a Revolving Commitment and/or Revolving Credit Exposure.”

(W) The definition of “Revolving Note” in Section 1.01 of the Credit Agreement is hereby amended to change the reference to a “Lender” in such definition to “Revolving Loan Lender”.

(X) The following definition of “Second Amendment” is hereby added to Section 1.01 in the correct alphabetical order:

““Second Amendment” shall mean that certain Second Amendment to Credit Agreement, dated as of the Second Amendment Effective Date, among the Borrower, the Guarantors, the Lenders party thereto, the Administrative Agent and the Collateral Agent.”

(Y) The following definition of “Second Amendment Administrative Agent Fees” is hereby added to Section 1.01 in the correct alphabetical order:

““Second Amendment Administrative Agent Fees” shall have the meaning set forth in Section 2.21(c) of this Agreement.”

(Z) The following definition of “Second Amendment Amenities CapEx Borrowing” is hereby added to Section 1.01 in the correct alphabetical order:

““Second Amendment Amenities CapEx Borrowing” shall mean a Revolving Borrowing the proceeds of which are used to pay for Second Amendment Amenities CapEx (as defined on Schedule 3.12 to the Second Amendment).”

(AA) The following definition of “Second Amendment Amenities CapEx Budget Reserve” is hereby added to Section 1.01 in the correct alphabetical order.

““Second Amendment Amenities CapEx Budget Reserve” shall have the meaning ascribed to such term on Schedule 3.12 to the Second Amendment.”

(BB) The following definition of “Second Amendment Effective Date” is hereby added to Section 1.01 in the correct alphabetical order:

““Second Amendment Effective Date” shall mean December 20, 2012.”

(CC) The following definition of “Second Amendment Escrow Agreement” is hereby added to Section 1.01 in the correct alphabetical order.

““Second Amendment Escrow Agreement” shall mean an Escrow Agreement to be entered into among Borrower, REG, the Administrative Agent, and Fidelity National Title Insurance Company, as Escrow Agent (or such other escrow agent as the Administrative Agent and Borrower shall designate).”

(DD) The following definition of “Term Loan” is hereby added to Section 1.01 in the correct alphabetical order:

““Term Loan” shall mean the term loan in the amount of $125,000,000 made by Lenders to Borrower pursuant to Section 2.21 hereof.”

(EE) The following definition of “Term Loan Commitment” is hereby added to Section 1.01 in the correct alphabetical order:

““Term Loan Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make the Term Loan hereunder on the Second Amendment Effective Date in the amount set forth on Schedule 2.21 to the Second Amendment. The aggregate amount of the Lenders’ Term Loan Commitments as of the Second Amendment Effective Date is $125,000,000.”

(FF) The following definition of “Term Loan Lender” is hereby added to Section 1.01 in the correct alphabetical order:

““Term Loan Lender” shall mean a Lender that holds a portion of the Term Loan.”

(GG) The following definition of “Term Loan Maturity Date” is hereby added to Section 1.01 in the correct alphabetical order:

““Term Loan Maturity Date” shall mean May 22, 2015.”

(HH) The following definition of “Term Note” is hereby added to Section 1.01 in the correct alphabetical order:

““Term Note” shall mean a promissory note made by the Borrower to a Term Loan Lender, substantially in the form of Exhibit E to the Second Amendment, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.”

(II) The definition of “Unrestricted Cash” in Section 1.01 of the Credit Agreement is hereby amended by deleting clause (ii) thereof and substituting therefor the following:

“(ii) Cage Cash.”

(JJ) Section 1.03 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

“On and after the Second Amendment Effective Date, terms defined herein by reference to the Disbursement Agreement shall, to the extent not defined in the Disbursement Agreement (as amended and restated as of the Second Amendment Effective Date), shall have the meanings given to such terms in the Disbursement Agreement prior to giving effect to such amendment and restatement.”

(KK) Section 2.01 of the Credit Agreement is hereby amended to change each reference to a “Lender” in such section to “Revolving Loan Lender”.

(LL) Section 2.02(a) of the Credit Agreement is hereby amended to (a) change each reference to a “Loan” in such section to “Revolving Loan” and (b) change each reference to a “Lender” in such section to “Revolving Loan Lender”.

(MM) Section 2.02(c) of the Credit Agreement is hereby amended to delete the “.” at the end of the first sentence thereof and replacing it with the following:

“; provided, further, that, with respect to any Second Amendment Amenities CapEx Borrowing, the minimum borrowing requirement shall be $500,000 and the integral multiple requirements shall not apply.”

(NN) Section 2.03 of the Credit Agreement is hereby amended by deleting such section in its entirety and inserting the following in replacement therefor:

“SECTION 2.03 Borrowing Procedure. To request a Revolving Borrowing, Borrower shall deliver, by hand delivery or facsimile, a duly completed and executed Borrowing Request to the Administrative Agent (i) in the case of a Eurodollar Borrowing, not later than 12:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 12:00 p.m., New York City time, one Business Day before the date of the proposed Borrowing. Each Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:

(a) the aggregate amount of such Borrowing;

(b) the date of such Borrowing, which shall be a Business Day;

(c) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(d) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(e) the location and number of Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04; and

(f) in the case of a Second Amendment Amenities CapEx Borrowing, accompanied by a certificate of a Responsible Officer of the Borrower (i) identifying the item(s) on Annex A to Schedule 3.12 to the Second Amendment that are to be paid with the proceeds of such Second Amendment Amenities CapEx Borrowing, (ii) setting forth (x) the aggregate amount of Second Amendment Amenities CapEx Borrowings made at any time prior to such Second

Amendment Amenities CapEx Borrowing and (y) the aggregate amount of Second Amendment Amenities CapEx Borrowings made after giving effect to the making of such Second Amendment Amenities CapEx Borrowing (which shall in no event exceed $10,000,000 as such amount may be adjusted as provided on Schedule 3.12 to the Second Amendment), (iii) certifying that all proceeds of any previously advanced Second Amendment Amenities CapEx Borrowing have been applied consistent with Annex A to Schedule 3.12 to the Second Amendment and (iv) attaching a schedule setting forth with specificity (x) the proposed application of the proceeds of such Second Amendment Amenities CapEx Borrowing and (y) the actual application of proceeds of previously advanced Second Amendment Amenities CapEx Borrowings to specific expenditures associated therewith to the extent not set forth on a prior such schedule. Administrative Agent will promptly forward a copy of each such certificate to the Lenders. Administrative Agent shall have three (3) Business Days to review each such certificate and the related request for a Second Amendment Amenities CapEx Borrowing. Such Second Amendment Amenities CapEx Borrowing shall be funded not later than the expiration of such three-Business Day period unless, within such three-Business Day period, Administrative Agent notifies Borrower in writing that such Second Amendment Amenities CapEx Borrowing does not comply with the terms hereof (together with reasonable detail regarding the basis for such determination).

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.”

(OO) Section 2.04 of the Credit Agreement is hereby amended to (a) change each reference to a “Loan” in such section to “Revolving Loan” and (b) change each reference to a “Lender” in such section to “Revolving Loan Lender”.

(PP) Section 2.05(a) and (c) of the Credit Agreement is hereby amended to (a) change each reference to a “Loan” in such section to “Revolving Loan” and (b) change each reference to a “Lender” in such section to “Revolving Loan Lender”.

(QQ) Section 2.06(c) and (d) of the Credit Agreement is hereby amended to change each reference to a “Lender” in such section to “Revolving Loan Lender”.

(RR) The first sentence in clause (c) of Section 2.06 of the Credit Agreement is hereby amended by deleting such sentence in its entirety and inserting the following in replacement therefor:

“Borrower agrees to pay to the Administrative Agent for the account of each Revolving Loan Lender a commitment fee, which shall accrue at 4.00% per annum on the average daily unused amount of the Revolving Commitment of such Revolving Loan Lender during the period from and including the Second Amendment Effective Date to but excluding the Revolving Commitment Termination Date.”

(SS) The proviso in clause (b) of Section 2.08 of the Credit Agreement is hereby amended by deleting clause (iii) of such proviso in its entirety and inserting the following in replacement therefor:

“(iii) the Borrower shall not voluntarily terminate or reduce the Revolving Commitments on or prior to the first anniversary of the Second Amendment Effective Date without the consent of the Required Lenders.”

(TT) The first sentence of Section 2.09(a) of the Credit Agreement is hereby amended by deleting such sentence in its entirety and inserting the following in replacement therefor:

“Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request and the Borrowing of the Term Loan on the Second Amendment Effective Date shall be of ABR Loans.”

(UU) Section 2.10(c) and Section 2.10(e) of the Credit Agreement are hereby amended to (a) change each reference to a “Loan” in such section to “Revolving Loan”, (b) change each reference to a “Lender” in such section to “Revolving Loan Lender” and (c) add the phrase “of Revolving Loans” in Section 2.10(c) before the word “hereunder”.

(VV) Section 2.10(e) of the Credit Agreement is hereby amended to change the reference to “Required Lenders” in such section to “Required Revolving Loan Lenders”.

(WW) Section 2.14(b) and Section 2.14(c) of the Credit Agreement are hereby amended to (a) change each reference to a “Loan” in such section to “Revolving Loan” and (b) change each reference to a “Lender” in such section to “Revolving Loan Lender”.

(XX) Section 2.14(c) of the Credit Agreement is hereby amended to add “with respect to the Revolving Loans” immediately after the first instance of the word “hereunder” therein.

(YY) Section 2.14(d) of the Credit Agreement is hereby amended to change each reference to a “Revolving Loan” in such section to “Loan”.

(ZZ) Section 2.18(j) of the Credit Agreement is hereby amended by deleting such section in its entirety and inserting the following in replacement therefor:

“(j) Cash Collateralization. From and after the Second Amendment Effective Date, as a condition precedent to the issuance by any Issuing Bank of a Letter of Credit or the amendment to any Letter of Credit outstanding as of the Second Amendment Effective date that has the result of increasing the face amount thereof, Borrower shall provide Cash Collateral in an amount equal to one hundred three percent (103%) of the LC Exposure with respect to such Letters of Credit (or, with respect to a Letter of Credit outstanding as of the Second Amendment Effective Date, in an amount equal to the increase in the face amount thereof, if any). To the extent not cash collateralized pursuant to the prior sentence, if any Event of Default shall occur and be continuing, on the Business Day that Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Issuing Banks and the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest on unreimbursed LC Disbursements; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 8.01(g) or (h). Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements with respect to such Letters of Credit for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of Borrower for the LC Exposure with respect to such Letters of Credit at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure and the applicable Issuing Bank), be applied to satisfy other obligations of Borrower under this Agreement. If Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to Borrower within three Business Days after all Events of Default have been cured or waived.”

(AAA) Section 2.19 of the Credit Agreement is hereby amended to (a) change each reference to a “Loan” in such section to “Revolving Loan”, (b) change each reference to a “Lender” in such section to “Revolving Loan Lender” and (c) add the phrase “and Required Revolving Loan Lenders” immediately after the term “Required Lenders” in clause (a)(i) thereof.

(BBB) Section 2.20 of the Credit Agreement and the related defined terms “Existing Lender”, “Incremental Extensions of Credit”, “Incremental Facility Amendment”, “Incremental Facility Closing Date” and “Additional Lender” are hereby deleted from the Credit Agreement and shall be of no further force and effect.

(CCC) The following new Section 2.21 is hereby added to the Credit Agreement:

“SECTION 2.21 Term Loan.

(a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Term Loan Lender agrees, severally and not jointly, to make the Term Loan to Borrower on the Second Amendment Effective Date in the principal amount not to exceed its Term Loan Commitment. Amounts paid or prepaid in respect of the Term Loan may not be reborrowed.

(b) Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Term Loan Lender, the principal amount of the Term Loan advanced by each such Lender as provided herein.

(c) Borrower agrees to pay to the Administrative Agent, for its own account, certain fees in the amounts separately agreed upon between the Borrower and the Administrative Agent (the “Second Amendment Administrative Agent Fees”). All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent. Once paid, none of the Fees shall be refundable under any circumstances.

(d) The Term Loan Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Second Amendment Effective Date.

(e) To request the Term Loan, Borrower shall deliver a duly completed and executed Borrowing Request to the Administrative Agent on or prior to the Second Amendment Effective Date. Such Borrowing Request shall be irrevocable and shall specify the following information:

(i) the aggregate amount of such Borrowing;

(ii) the date of such Borrowing, which shall be the Second Amendment Effective Date; and

(iii) the location and number of Borrower’s account to which any portion of the Term Loans to be disbursed to Borrower are to be disbursed, which shall comply with the requirements of Section 2.04.

The Term Loan shall be comprised entirely of ABR Loans on the Second Amendment Effective Date.

(f) Notwithstanding anything to the contrary contained herein, the Term Loan may not be repaid pursuant to this Section 2.21(f) prior to the first anniversary of the Second Amendment Effective Date without the prior written consent of the Required Lenders. Thereafter, Borrower shall have the right at any time and from time to time to prepay the Term Loan, in whole or in part; provided that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 or, if less, the outstanding principal amount of the Term Loan. Borrower shall notify the Administrative Agent by written notice of any prepayment of the Term Loan hereunder not later than 11:00 a.m., New York City time, in the case of Eurodollar Loans, three Business Days before the date of prepayment and, in the case of ABR Loans, one Business Day before the date of prepayment. Each such notice shall be irrevocable; provided that a notice of prepayment delivered by Borrower may state that such notice is conditioned upon the effectiveness of another credit facility or the closing of a securities offering or acquisition or sale, in which case such notice may be revoked by Borrower (by notice to the Administrative Agent on or prior to the specified prepayment date) if such condition is not satisfied. Each such notice shall specify the prepayment date, the principal amount of Term Loan to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof.

(g) Borrower shall pay to the Administrative Agent, for the account of the Term Loan Lenders, on the last day of each full fiscal quarter commencing with the first full fis-

cal quarter ending after the Second Amendment Effective Date, or if any such date is not a Business Day, on the immediately preceding Business Day, a principal amount of the Term Loan equal to 0.25% of the aggregate principal amount of the Term Loan then outstanding. To the extent not previously paid, the Term Loan shall be due and payable on the Term Loan Maturity Date.

(h) Borrower shall make or cause to be made prepayments of the Term Loan (in accordance with Section 2.21(i)) from Net Cash Proceeds, Special Proceeds and from the proceeds of any Extraordinary Receipts, and, if the Term Loan shall have been paid in full, Borrower shall make or cause to be made prepayments from Net Cash Proceeds, Special Proceeds and from the proceeds of any Extraordinary Receipts of each Revolving Loan (and the Revolving Commitment shall be reduced dollar for dollar in connection with each such prepayment) in accordance with Section 2.10(e)), in each case as follows:

(i) Asset Sales. Not later than five Business Days following the receipt of any Net Cash Proceeds of any Asset Sale by Borrower or any of its Restricted Subsidiaries, Borrower shall make or cause to be made such prepayments and reductions in an aggregate amount equal to 100% of such Net Cash Proceeds in excess of $1,000,000 in the aggregate; provided that:

(A) no such prepayment or reduction shall be required under this section with respect to (1) any Asset Sale permitted by Section 6.06(a), (b), (c), (d), (f), (g), (h), (i), (j), (k), (l), (m), (n), (o), (p), (q) or (r); (2) the granting of any Lien permitted by Section 6.02, or (3) any Asset Sale permitted by Section 6.05; and

(B) so long as no Default shall then exist or would arise therefrom, such proceeds shall not be required to be so applied on such date to the extent that Borrower shall have delivered an Officers’ Certificate to the Administrative Agent on or prior to such date stating that such Net Cash Proceeds are expected to be reinvested in assets useful in the business of Borrower or any of its Subsidiaries (other than reinvestments in assets classified as current assets) within 12 months following the date of such Asset Sale or, if some or all of such Net Cash Proceeds are scheduled to be received more than 12 months after such Asset Sale, within 12 months following the receipt thereof (which Officers’ Certificate shall set forth the estimates of the proceeds to be so expended); provided that if all or any portion of such Net Cash Proceeds is not so reinvested within either such 12-month period, such unused portion shall be applied on the last day of such period as a mandatory prepayment or reduction as provided in this section (it being understood that, if within either such 12-month period Borrower (or one of its Subsidiaries) has contractually committed to so reinvest Net Cash Proceeds, then any Net Cash Proceeds so committed will be exempt from the prepayment required pursuant to this section, so long as such funds are in fact reinvested as provided above within eighteen months after such Asset Sale).

(ii) Debt Issuance. Not later than one Business Day following the receipt of any Net Cash Proceeds of any issuance of Indebtedness (other than Indebtedness not prohibited hereunder) by Borrower or any of its Subsidiaries after the Second Amendment Effective Date, Borrower shall make or cause to be made such prepayments and reductions in an aggregate amount equal to 100% of such Net Cash Proceeds.

(iii) Casualty Events. Not later than (i) in the case of Net Cash Proceeds from a Casualty Event subject to Section 2.17(a) of the Term Loan Credit Agreement, eighteen months after the receipt of such Net Cash Proceeds and (ii) in the case of Net Cash Proceeds from a Casualty Event subject to Section 2.17(c) or (d) of the Term Loan Credit Agreement, thirty Business Days following the completion date set forth in the associated Repair Plan (as defined in the Term Loan Credit Agreement), Borrower shall apply any such Net Cash Proceeds that have not been used to repair or restore the Project as permitted under the Loan Documents toward such prepayments and reductions.

(iv) Excess Cash Flow. No later than five Business Days after the date on which the financial statements with respect to each fiscal year in which an Excess Cash Flow Period (as defined in the Term Loan Credit Agreement) occurs are or are required to be delivered pursuant to Section 5.01(a) (without giving effect to any grace period applicable thereto), Borrower shall make or cause to be made such prepayments and reductions in an aggregate amount equal to (A) 75% of Excess Cash Flow (as defined in the Term Loan Credit Agreement) provided that such percentage shall reduce to 50% of Excess Cash Flow if the First Lien Leverage Ratio (as defined in the Term Loan Credit Agreement) as of the last day of the applicable Excess Cash Flow Period is equal to or less than 4.50 to 1.00) for the Excess Cash Flow Period then ended minus (B) any voluntary prepayments of Loans made during such Excess Cash Flow Period (which, in any event shall not include any designated prepayment pursuant to clause (y) below) and (y) at Borrower’s option, at any time on or prior to the date of payment with respect to such Excess Cash Flow Period during the Fiscal Year immediately following the Fiscal Year that such Excess Cash Flow calculation relates to, in each case to the extent such prepayments are not funded with the proceeds of Indebtedness or equity.

(v) Special Proceeds; Extraordinary Receipts. Not later than ten (10) Business Days following receipt of Special Proceeds or Extraordinary Receipts, Borrower shall apply 100% of any amount of Special Proceeds or Extraordinary Receipts toward such prepayments and reductions.

(i) Each payment by Borrower of interest in respect of the Term Loan shall be applied to the amounts of such obligations owing to the Term Loan Lenders pro rata according to the respective amounts then due and owing to the Term Loan Lenders. Each payment on account of principal of the Term Loan shall be allocated among the Term Loan Lenders pro rata based on the principal amount of the Term Loan held by the Term Loan Lenders. Amounts to be applied pursuant to Sections 2.21(h) and (i), shall be applied, first, to reduce outstanding ABR Loans and, second, to reduce Eurodollar Loans. If at any time insufficient funds are received by and are available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder with respect to the Term Loan, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties. It is understood that the foregoing does not apply to any adequate protection payments under any federal, state or foreign bankruptcy, insolvency, receivership or similar proceeding, and that the Administrative Agent may, subject to any applicable federal, state or foreign bankruptcy, insolvency, receivership or similar orders, distribute any adequate protection payments it receives on behalf of the Term Loan Lenders to the Term Loan Lenders in its sole discretion (i.e., whether to pay the earliest accrued interest, all accrued interest on a pro rata basis or otherwise).

(j) Any Term Loan Lender by written notice to Borrower (with a copy to the Administrative Agent) may request that Term Loans be evidenced by a promissory note. In such event, Borrower shall prepare, execute and deliver to such Term Loan Lender a Term Note (in the form of Exhibit E to the Second Amendment) to evidence such Term Loan Lender’s Term Loans.”

(DDD) The following new Section 2.22 is hereby added to the Credit Agreement:

“SECTION 2.22 Priority of Claims.

(a) Notwithstanding anything contained herein or in any of the Loan Documents to the contrary, if (x) an Event of Default has occurred and is continuing and the maturity of Loans has been accelerated, and the Collateral Agent is taking action to enforce rights in respect of any Collateral or (y) any distribution is made in respect of any Collateral in any bankruptcy or insolvency proceeding of any Loan Party, all proceeds of any sale, collection or other liquidation of any Collateral, all Insurance Proceeds received in circumstances described in clauses (x) or (y) above and all proceeds of any such distribution shall be applied (i) FIRST, to the payment of all amounts owing to the Collateral Agent (in its capacity as such) pursuant to the terms of this Agreement and any other Loan Document or in connection with the transactions contemplated thereunder and hereunder, (ii) SECOND, to the payment in full of all Obligations in respect of Revolving Loans in accordance with the terms of this Agreement and (iii) THIRD, after the Obligations in respect of Revolving Loans have been repaid in full, to the payment in full of the Obligations in respect of the Term Loan.

(b) Notwithstanding anything contained herein or in any of the Loan Documents to the contrary, if an Event of Default has occurred and is continuing, Net Cash Proceeds shall be applied (i) FIRST, to the payment of all amounts owing to the Collateral Agent (in its capacity as such) pursuant to the terms of this Agreement and any other Loan Document or in connection with the transactions contemplated thereunder and hereunder, (ii) SECOND, to the payment in full of all Obligations in respect of Revolving Loans in accordance with the terms of this Agreement and (iii) THIRD, after the Obligations in respect of Revolving Loans have been repaid in full, to the payment in full of the Obligations in respect of Term Loan.

(c) Each Term Loan Lender hereby agrees that if it shall obtain possession of any Collateral or shall realize any proceeds or payment in respect of any Collateral, pursuant to any Security Document or by the exercise of any rights available to it under applicable law or in any insolvency or liquidation proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement) at any time prior to the payment in full of the Obligations in respect of the Revolving Loan, then it shall hold such Collateral, proceeds or payment in trust for the other Secured Parties and promptly transfer such Collateral, proceeds or payment, as the case may be, to the Collateral Agent, to be distributed in accordance with the provisions of the foregoing Section 2.22(a).”

(EEE) Clause (c) of Section 3.04 of the Credit Agreement is hereby amended by deleting such clause in its entirety and inserting the following in replacement therefor:

“No Material Adverse Effect. Since the Second Amendment Effective Date, there have been no developments or events that, individually or in the aggregate, have resulted in or would reasonably be expected to result in a Material Adverse Effect.”

(FFF) Section 3.12 of the Credit Agreement is hereby amended by deleting such section in its entirety and inserting the following in replacement therefor:

“SECTION 3.12 Use of Proceeds.

(a) Borrower will use the proceeds of the Revolving Loans only for working capital, general corporate purposes and for Second Amendment Amenities CapEx to the extent set forth on Schedule 3.12 to the Second Amendment.

(b) Borrower will use the proceeds of the Term Loan only (i) for application on the Second Amendment Effective Date to the payment of the then outstanding principal balance and all other amounts due and owing with respect to each Loan outstanding immediately prior to the effectiveness of the Second Amendment and (ii) for the purposes set forth on Schedule 3.12(b) to the Second Amendment.”

(GGG) Section 4.02 of the Credit Agreement is hereby amended to change each reference to a “Loan” in such section to “Revolving Loan”.

(HHH) Section 4.02(d) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and inserting the following in replacement therefor:

“(d) Reserved.”

(III) The following new Section 4.03 is hereby added to the Credit Agreement:

“SECTION 4.03 Conditions to Term Loan. The obligation of each Term Loan Lender to make its Term Loan on the Second Amendment Effective Date (a) is subject to the conditions to the effectiveness of the Second Amendment having been satisfied or waived and (b) is subject to the conditions set forth in Section 4.02 of the Credit Agreement having been satisfied or waived.”

(JJJ) The following new subsections are hereby added to Section 5.01 of the Credit Agreement:

“(j) On February 6, 2013, and, thereafter, on the date that is four weeks from the date of delivery of the previous forecast, (i) a rolling 13-week cash flow forecast of cash receipts and cash disbursements for the Borrower and its Subsidiaries for the immediately following consecutive 13 weeks, set forth on a weekly basis and substantially in the form attached as Exhibit H to the Second Amendment and (ii) a variance report comparing actual cash receipts and cash disbursements for the preceding four weeks to projected cash receipts and cash disbursements provided for such four-week period most recently delivered prior thereto.

(k) As soon as available, but in any event not later than twenty-five days after the end of each calendar month, an unaudited consolidated balance sheet, an unaudited consolidated statement of income, and, with respect to periods starting in January 2013, an unaudited consolidated statement of cash flows for such month, in each case setting forth (i) in comparative form (commencing with the monthly financials delivered in December 2013 or January 2014, as applicable), the figures for the previous year and (ii) a variance report comparing such balance sheet, statement of income and statement of cash flows against the most recently provided Projections, in each case, certified by a Responsible Officer of the Borrower as being fairly stated in all material respects (subject to normal year end audit adjustments and the absence of footnotes); all such financial statements delivered pursuant to this Section 5.01(k) shall be complete and correct in all material respects (subject to normal year-end audit adjustments and quarterly adjustments and the absence of footnotes) and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by the accountants or Responsible Officer referred to above, as the case may be, and disclosed therein).

(l) Within twenty-five days after the end of each calendar month, a schedule or analysis of the status and any payments of the outstanding Project Costs; provided that such schedule or analysis shall not be required to be delivered on or after the occurrence of the Final Completion Date (as defined in the Disbursement Agreement).

(m) Not later than twenty-five days after the end of each calendar month, a certificate of a Responsible Officer of the Loan Parties stating that, during the period covered by the financial statements most recently delivered by the Borrower, no Loan Party altered the timing or manner in which it paid its valid, undisputed trade payables from its ordinary course of business in any material respect, nor modified the payment terms of any material portion of its trade payables in any material respect, in each case with the intention of resulting in a more favorable result for the Loan Parties in connection with the calculation of the Minimum Liquidity Requirement.”

(KKK) Section 5.01(a) of the Credit Agreement is hereby amended by deleting such section in its entirety and inserting the following in replacement therefor:

“Annual Reports. As soon as available, but in any event not later than 120 days after the end of each fiscal year (or by May 8, 2012, in the case of the fiscal year ended December 31, 2011), a copy of the audited consolidated balance sheets of Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income and of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, reported on without a “going concern” or like qualification or exception (other than any qualification or exception for (a) the periods ending prior to the Opening Date that advises of the development stage nature of the Borrower and its consolidated Subsidiaries and (b) for the fiscal year ending December 31, 2012) or qualification arising out of the scope of the audit, by Ernst & Young LLP or another independent certified public accountants of nationally recognized standing; and”

(LLL) Section 5.08 of the Credit Agreement is hereby amended by deleting such section in its entirety and inserting the following in replacement therefor:

“SECTION 5.08 Use of Proceeds. Use the proceeds of the Loans only for the purposes set forth in Section 3.12 of this Agreement.”

(MMM) Section 6.02(b) is hereby amended by deleting such section in its entirety and inserting the following in replacement therefor:

“(b) carriers’, warehousemen’s, mechanics’, materialmen’s, suppliers’ repairmen’s, landlord’s or other similar Liens (x) arising in the ordinary course of business for amounts which are not overdue for a period of more than 60 days or that are being contested in good faith by appropriate proceedings or (y) that are referenced on Schedule 6.02(b) to the Second Amendment (in the case of either (x) or (y), in any event, so long as no foreclosure proceedings have been commenced with respect thereto or if commenced, such proceedings are stayed during the pendency of such contest); provided that (i) adequate reserves with respect to such obligations contested in good faith are maintained on the books of the applicable Loan Party, to the extent required by GAAP, (ii) with respect to any Lien permitted pursuant to clause (x) above, such Lien did not become of record prior to the date of the most recent title report delivered prior to the Second Amendment Effective Date, (iii) except as otherwise set forth on Schedule 6.02(b) to the Second Amendment, the aggregate amount of all such Liens referenced on Schedule 6.02(b) to the Second Amendment shall not exceed the amount set forth on Schedule 6.02(b) to the Second Amendment as of the Second Amendment Effective Date and (iv) clause (x) above shall not apply to Liens referenced on Schedule 6.02(b) to the Second Amendment as of the Second Amendment Effective Date;”

(NNN) Section 6.02(ff) is hereby amended by deleting such section in its entirety and inserting the following in replacement therefor:

“(ff) (i) Liens on which amounts paid with respect to the ERGG Agreement, including the segregated account where such funds are held and (ii) and Liens arising from the Second Amendment Escrow Agreement and other accounts to hold funds for the “Day Club” capital expenditure;”

(OOO) Section 6.02(gg) is hereby amended by deleting such section in its entirety and inserting the following in replacement therefor:

“(gg) additional Liens incurred by any Loan Party so long as (i) the obligations secured by such Liens does not exceed $15,000,000 in the aggregate (with respect to all Loan Parties) at any time and (ii) after April 30, 2013, no such Lien is referenced on Schedule 6.02(b) to the Second Amendment as of the Second Amendment Effective Date.”

(PPP) Section 6.10(d)(ii) of the Credit Agreement is hereby amended by deleting such section in its entirety and inserting the following in replacement therefor:

“(ii) Permit Expansion Capital Expenditures commenced after the Second Amendment Effective Date other than (x) those reflected in the budget utilized in the construction of the Project or incurred in connection with the construction of the Project (including those funded pursuant to the Disbursement Agreement) and (y) those set forth on Schedule 3.12 to the Second Amendment in the amounts set forth thereon.”

(QQQ) The following subsection is hereby added to Section 6.10 of the Credit Agreement:

“(e) Minimum Liquidity Requirement. Permit, at any time during the periods set forth below, the sum of (x) the unused amount of the Revolving Commitments plus (y) the lesser of (1) $5,000,000 and (2) the amount of Cash and Cash Equivalents of the Borrower (excluding Cage Cash and amounts held in accounts subject to the Disbursement Agreement or the Escrow Agreement or in a blocked account at the Administrative Agent pending transfer to the Escrow Agreement), (the sum of (x) and (y), together, the “Minimum Liquidity Requirement”) to be less than the sum of (a) the Second Amendment Amenities CapEx Budget Reserve as of the date of determination and (b) the amounts set below for such periods:

TIME PERIOD	MINIMUM LIQUIDITY REQUIREMENT
Second Amendment Effective Date through 2/15/13	$75,000,000
2/16/13 through 4/15/13	$50,000,000
4/16/13 through 5/15/13	$45,000,000
5/16/13 through 7/1/13	$20,000,000

; provided that the Minimum Liquidity Requirement shall be decreased for the period from, and including, the Business Day immediately preceding a holiday or a weekend to, and including, the Business Day immediately succeeding such holiday or weekend, by the amount, not to exceed $3,000,000 in the aggregate, of any Borrowing of Revolving Loans the proceeds of which are used by the Borrower to fund Cage Cash during such period, solely to the extent that each such Borrowing is repaid on the last day of such period.

The amount of the Minimum Liquidity Requirement is subject to adjustment upwards from time to time in respect of certain amounts received by the Borrower relating to cost efficiencies or other savings in accordance with the provisions of Schedule 3.12 to the Second Amendment.

(RRR) Section 10.01(a)(ii) of the Credit Agreement is hereby amended by deleting the contact information set forth therein in its entirety and inserting the following in replacement therefor:

JPMorgan Chase Bank, N.A.

383 Madison Avenue, Floor 24

New York, New York 10179

Attention: Susan Atkins

Facsimile: (212) 622-4556

susan.atkins@jpmorgan.com

with copy to

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Road, Ops 2, Floor 03

Newark, Delaware, 19713-2107

Attention: Jenna Poore

Facsimile: (302) 634-4250

jenna.poore@jpmorgan.com

(SSS) The first paragraph of Section 10.02(b) of the Credit Agreement is hereby amended to add the phrase “, “the Disbursement Agent (in the case of the Disbursement Agreement)”” immediately after “First Lien Intercreditor Agreement)” therein.

(TTT) Section 10.02(b)(x) of the Credit Agreement is hereby amended to add the phrase “, “Required Revolving Loan Lenders” or “Required Term Loan Lenders”“ immediately after “Required Lenders” therein.

(UUU) Section 10.02(b)(i) of the Credit Agreement is hereby amended by adding the phrase “or Term Loan Commitment” immediately after the phrase “Revolving Commitment” each time in appears therein.

(VVV) Section 10.02(b)(iii)(A) of the Credit Agreement is hereby amended by adding the phrase “or any scheduled date of payment” immediately after the phrase “final maturity of any Loan,” therein.

(WWW) Section 10.02(b) of the Credit Agreement is hereby amended by (a) deleting “or” at the end of clause (xii) thereof, (b) deleting “.” at the end of clause (xiii) thereof and inserting “;” in replacement therefor and (c) inserting the following new clauses in the appropriate numerical order:

“(xiv) waive any condition set forth in Section 4.02 without the written consent of the Required Revolving Loan Lenders.

(xv) impose any greater restriction on the ability of any Revolving Loan Lender to assign any of its rights or obligations hereunder without the written consent of the Required Revolving Loan Lenders; or

(xvi) impose any greater restriction on the ability of any Term Loan Lender to assign any of its rights or obligations hereunder without the written consent of the Required Term Loan Lenders.”

(XXX) Section 10.02(d) of the Credit Agreement is hereby amended by deleting the proviso at the end thereof in its entirety and inserting the following in replacement therefor:

“provided, however that in the case of any proposed change, waiver, discharge or termination of the provisions of this Agreement for which the definition of “Required Lenders”, “Required Revolving Loan Lenders” or “Required Term Loan Lenders” specifies a percentage greater than 50% and in respect of which Lenders having Revolving Credit Exposure, unused Revolving Commitments and/or (as applicable) outstanding Term Loans representing greater than 50% of the sum of the total Revolving Credit Exposure, unused Revolving Commitments and/or (as applicable) the outstanding balance of the Term Loan have voted in favor but the consent of one or more such other Lenders whose consent is required to obtain the applicable per-

centage is not obtained, then the Borrower shall have the right to replace such non-consenting Lender or Lenders with one or more persons pursuant to Section 2.16(b) so long as at the time of such replacement each such new Lender consents to the proposed change, waiver, discharge or termination.”

(YYY) Section 10.04(b)(i)(B) of the Credit Agreement is hereby amended by adding the phrase “with respect to any Revolving Commitment and/or Revolving Loans” at the beginning thereof.

(ZZZ) Section 10.04(b)(i)(B) of the Credit Agreement is hereby amended by adding the phrase “or Term Loan Commitment” immediately after the phrase “Revolving Commitment” each time in appears therein.

2. Consent. Notwithstanding anything to the contrary contained in the Credit Agreement, the Lenders hereby (i) consent to an amendment to the First Lien Intercreditor Agreement as set forth in the First Lien Intercreditor Agreement Amendment (as hereinafter defined) and authorize the Administrative Agent and the Collateral Agent to enter into the First Lien Intercreditor Agreement Amendment, (ii) consent to an amendment to Security Agreement as set forth in the Security Agreement Amendment (as hereinafter defined) and authorize the Administrative Agent and the Collateral Agent to enter into the Security Agreement Amendment and (iii) consent to such amendments to the Mortgages and such other Loan Documents as the Administrative Agent shall determine are necessary or appropriate to continue and preserve the Liens of the Secured Parties as security for the Obligations, with the priority contemplated by the Credit Agreement, or to give effect to the incurrence of the Term Loan and the increase of the Obligations in each case as contemplated by this Amendment.

3. Conditions to Effectiveness. This Amendment shall not become effective unless and until the conditions precedent set forth below have been satisfied or the satisfaction thereof has been waived in writing by the Revolving Loan Lenders and the Term Loan Lenders:

(A) Amendment. Receipt by the Administrative Agent of counterparts of this Amendment, duly executed and delivered by the Administrative Agent, the Collateral Agent, the Borrower, the Guarantors, and the Lenders (and by executing and delivering a counterpart hereto, each such Person confirms it consents to the amendments to the Credit Agreement and the other provisions set forth herein).

(B) Term Loan Credit Agreement Amendment. Receipt by the Administrative Agent of evidence of the effectiveness of an amendment to the Term Loan Credit Agreement, in substantially the form of Exhibit A hereto.

(C) Disbursement Agreement Amendment. Receipt by the Administrative Agent of evidence of the effectiveness of an Amended and Restated Disbursement Agreement, in substantially the form of Exhibit B hereto.

(D) First Lien Intercreditor Agreement Amendment. Receipt by the Administrative Agent of evidence of the effectiveness of an amendment to the First Lien Intercreditor Agreement (the “First Lien Intercreditor Agreement Amendment”), in substantially the form of Exhibit C hereto.

(E) Second Lien Indenture Amendment. Receipt by the Administrative Agent of evidence of the effectiveness of an amendment to the Second Lien Indenture, in substantially the form of Exhibit D hereto.

(F) Security Agreement Amendment. Receipt by the Administrative Agent of evidence of the effectiveness of an amendment to the Security Agreement (the “Security Agreement Amendment”), in substantially the form of Exhibit F hereto.

(G) Consents. All necessary consents to the effectiveness of this Amendment shall have been obtained and shall be in full force and effect.

(H) Payment of Second Amendment Administrative Agent Fees. All Second Amendment Administrative Fees shall have been paid in full by Borrower.

(I) Payment Costs and Expenses. All of Lenders’ and Agents’ costs and expenses pursuant to paragraph 8 of this Amendment shall have been paid in full by Borrower.

(J) Corporate Documents. Receipt by the Administrative Agent of (i) a certificate of the secretary or assistant secretary of each Loan Party dated the Second Amendment Effective Date, certifying (A) that attached thereto is a true and complete copy of each Organizational Document of such Loan Party certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (C) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate in this clause (i)) and (ii) a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State (or other applicable Governmental Authority).

(K) Opinions of Counsel. Receipt by the Administrative Agent of a favorable written opinion of (i) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Loan Parties and (ii) Cooper Levenson April Niedelman & Wagenheim, P.A., local counsel to the Loan Parties in New Jersey and gaming counsel to the Loan Parties, in each case (A) dated the Second Amendment Effective Date, (B) addressed to the Agents and (C) in a form reasonably satisfactory to the Administrative Agent.

(L) Personal Property Collateral Requirements. Receipt by the Administrative Agent of any UCC financing statements in appropriate form for filing under the UCC.

(M) Real Property Collateral Requirements. Receipt by the Administrative Agent of an (i) endorsement (or a commitment from the Title Company to issue the same) to the existing Title Policy issued with respect to the Additional AC Property Co Mortgage and the Additional CUP Mortgage increasing the coverage thereunder to an amount equal to the aggregate amount of the Revolving Commitments and the initial principal amount of the Term Loan, which endorsement shall be substantially in the form of the pro forma endorsement attached as Exhibit G hereto and shall contain only such exceptions for new matters as are set shown in the pro forma endorsement set forth on such exhibit, and (ii) evidence reasonably satisfactory to the Administrative Agent of the applicable premium therefor.

(N) UCC Searches. Receipt by the Administrative Agent of UCC searches against each Loan Party in its jurisdiction of formation and in Atlantic County, N.J.

(O) Estoppel Certificates. Receipt by the Administrative Agent of an estoppel certificate from each of CRDA, the City of Atlantic City and the City Council of the City of Atlantic City with respect to Borrower and any other Loan Parties’ compliance with the Redevelopment Agreement and the Transportation Improvement Project Documents.

(P) Representations and Warranties. After giving effect to this Amendment, each of the representations and warranties made by the Loan Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects only as of such earlier date.

(Q) USA Patriot Act. The Lenders shall have received, sufficiently in advance of the Second Amendment Effective Date, all documentation and other information that may be required by the Lenders in order to enable compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act

(R) No Default. No Default or Event of Default shall have occurred and be continuing on such date or immediately after giving effect to the extensions of credit requested to be made on such date.

(S) No Legal Bar. No order, judgment or decree of any Governmental Authority shall purport to restrain any Lender from making the Loans to be made by it. It is understood and agreed that if any Lender is restrained by any occurrence set forth above, no other unaffected Lender shall be relieved from its obligation to make Loans subject to satisfaction of the conditions hereunder.

4. Waiver of Defaults. The Lenders, the Administrative Agent, and the Collateral Agent hereby permanently waive (this “Waiver”) any Default or Event of Default and any claim relating thereto against any Loan Party or Related Party of a Loan Party that has arisen or may arise or result, directly or indirectly, the inaccuracy of any representation or warranty contained in Section 3.13(a) with respect to Taxes (the “Specified Taxes”) to be paid to the City of Atlantic City and referenced in that certain letter, dated as of December 10, 2012, from the City Solicitor of the City of Atlantic City (the “Waived Requirements”); provided, that arrangements shall be made for a portion of the funds made available under the Borrowing of Loans to be made on the date hereof to be applied to the payment in full of the Specified Taxes in a manner acceptable to the Administrative Agent. No Default or Event of Default will be deemed to exist with respect to the Waived Requirements. Except as expressly set forth herein, this Waiver shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document.

5. Designation as Revolving Credit Obligations. Each of Borrower and each Guarantor hereby acknowledges and confirms that the Secured Obligations incurred pursuant to the Credit Agreement (as amended herein) are incurred in accordance with Section 6.01(f) of the Term Loan Credit Agreement and shall constitute Revolving Credit Obligations (as such term is defined in the Security Agreement).

6. Reference to and Effect on the Credit Agreement. On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby. The Credit Agreement and each other Loan Document, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or Agent under any of the Loan Documents, nor constitute an amendment or waiver of any provision of any of the Loan Documents.

7. Representations and Warranties. Each of the Loan Parties hereby represents and warrants as of the Second Amendment Effective Date that, (a) immediately after giving effect to this Amendment, no Event of Default or Default has occurred and is continuing and (b) immediately after giving effect to this Amendment, each of the representations and warranties made by the Loan Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects only as of such earlier date.

8. Costs and Expenses. Borrower agrees to reimburse the Administrative Agent, each other Agent and each Lender for their respective reasonable out-of-pocket expenses incurred by them in connection with the Credit Agreement and this Amendment, including the unpaid reasonable fees, charges and disbursements of counsel acting from time to time as primary counsel for the Agents (including Cahill Gordon & Reindel LLP and Cadwalader, Wickersham & Taft LLP) and, to the extent reasonably necessary or advisable, additional local counsel in New Jersey) and counsel acting from time to time as primary counsel for certain of the Lenders.

9. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

10. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

11. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopier or other electronic transmission (i.e. a “pdf” or “tif” document) shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

REVEL AC, INC., as Borrower

By:	/s/ Alan Greenstein
Name: Alan Greenstein
Title: SVP & CFO

REVEL AC, LLC, as Guarantor

By:	/s/ Alan Greenstein
Name: Alan Greenstein
Title: SVP & CFO

REVEL ATLANTIC CITY, LLC, as Guarantor

By:	/s/ Alan Greenstein
Name: Alan Greenstein
Title: SVP & CFO

REVEL ENTERTAINMENT GROUP, LLC, as Guarantor

By:	/s/ Alan Greenstein
Name: Alan Greenstein
Title: SVP & CFO

NB ACQUISITION, LLC, as Guarantor

By:	/s/ Alan Greenstein
Name: Alan Greenstein
Title: SVP & CFO

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Collateral Agent, Swingline Lender and Issuing Bank

By:	/s/ Susan E. Atkins
Name: Susan E. Atkins
Title: Managing Director

AMERICAN HIGH-INCOME TRUST

Capital Research and Management Company, for and on behalf of American High-Income Trust

By:	/s/ Kristine M. Nishiyama
Name: Kristine M. Nishiyama
Title: Authorized Signatory

AMERICAN FUNDS INSURANCE SERIES, HIGH-INCOME BOND FUND

Capital Research and Management Company, for and on behalf of American Funds Insurance Series, High-Income Bond Fund

By:	/s/ Kristine M. Nishiyama
Name: Kristine M. Nishiyama
Title: Authorized Signatory

AAI Canyon Fund plc, solely in respect of Canyon Reflection Fund

By:	Canyon Capital Advisors LLC, its Investment Advisor

By:	/s/ Jonathan M. Kaplan
Name: Jonathan M. Kaplan
Title: Authorized Signatory

Canyon Capital Arbitrage Master Fund, Ltd.

By:	Canyon Capital Advisors LLC, its Investment Advisor

By:	/s/ Jonathan M. Kaplan
Name: Jonathan M. Kaplan
Title: Authorized Signatory

Canyon Balanced Master Fund, Ltd.

By:	Canyon Capital Advisors LLC, its Investment Advisor

By:	/s/ Jonathan M. Kaplan
Name: Jonathan M. Kaplan
Title: Authorized Signatory

Canyon Distressed Opportunity Master Fund, L.P.

By:	Canyon Capital Advisors LLC, its Investment Advisor

By:	/s/ Jonathan M. Kaplan
Name: Jonathan M. Kaplan
Title: Authorized Signatory

The Canyon Value Realization Master Fund, L.P.

By:	Canyon Capital Advisors LLC, its Investment Advisor

By:	/s/ Jonathan M. Kaplan
Name: Jonathan M. Kaplan
Title: Authorized Signatory

Canyon-GRF Master Fund, L.P.

By:	Canyon Capital Advisors LLC, its Investment Advisor

By:	/s/ Jonathan M. Kaplan
Name: Jonathan M. Kaplan
Title: Authorized Signatory

Canyon-GRF Master Fund II, L.P.

By:	Canyon Capital Advisors LLC, its Investment Advisor

By:	/s/ Jonathan M. Kaplan
Name: Jonathan M. Kaplan
Title: Authorized Signatory

Canyon-TCDRS Fund, LLC

By:	Canyon Capital Advisors LLC, its Investment Advisor

By:	/s/ Jonathan M. Kaplan
Name: Jonathan M. Kaplan
Title: Authorized Signatory

Canyon Value Realization Fund, L.P.

By:	Canyon Capital Advisors LLC, its Investment Advisor

By:	/s/ Jonathan M. Kaplan
Name: Jonathan M. Kaplan
Title: Authorized Signatory

Canyon Blue Credit Investment Fund L.P.

By:	Canyon Capital Advisors LLC, its co-Investment Advisor

By:	/s/ Jonathan M. Kaplan
Name: Jonathan M. Kaplan
Title: Authorized Signatory

By:	Canyon Capital Realty Advisors LLC, its-co-Investment Advisor

By:	/s/ K. Robert Turner
Name: K. Robert Turner
Title: Authorized Signatory

Permal Canyon Fund Ltd.

By:	Canyon Capital Advisors LLC, its Investment Advisor

By:	/s/ Jonathan M. Kaplan
Name: Jonathan M. Kaplan
Title: Authorized Signatory

Canyon Value Realization MAC 18 Ltd.

By:	Canyon Capital Advisors LLC, its Investment Advisor

By:	/s/ Jonathan M. Kaplan
Name: Jonathan M. Kaplan
Title: Authorized Signatory

Citi Canyon Ltd.

By:	Canyon Capital Advisors LLC, its Investment Advisor

By:	/s/ Jonathan M. Kaplan
Name: Jonathan M. Kaplan
Title: Authorized Signatory

J.P. MORGAN WHITEFRIARS INC.

By:	/s/ Virginia R. Conway
Name: Virginia R. Conway
Title: Attorney-in-Fact

Chatham Asset High Yield Master Fund, Ltd.

By:	Chatham Asset Management, LLC. Investment Advisor

/s/ Kevin O’Malley
Name: Kevin O’Malley
Title: Member

Chatham Eureka Fund, L.P.

By:	Chatham Asset Management, LLC. Investment Advisor

/s/ Kevin O’Malley
Name: Kevin O’Malley
Title: Member

SOL Loan Funding LLC

/s/ Lynette Thompson
Name: Lynette Thompson
Title: Director

VIRGINIA RETIREMENT SYSTEM

By:	Solus Alternative Asset Management LP

Its Investment Advisor

	By:	/s/ Gordon Yeager
Name: Gordon Yeager
Title: Chief Risk Officer & Chief Operations Officer

Black Mountain Funding LLC

By:	/s/ Stacy Lai
Name: Stacy Lai
Title: Assistant Vice President

SOLUS CORE OPPORTUNITIES MASTER FUND LTD

By:	Solus Alternative Asset Management LP

Its Investment Advisor

	By:	/s/ Gordon Yeager
Name: Gordon Yeager
Title: Chief Risk Officer & Chief Operations Officer

Wells Fargo Principal Lending, LLC

By:	/s/ R. Michael
Name: R. Michael
Title: Managing Director

JPMORGAN CHASE BANK, N.A., as Lender

By:	/s/ Susan E. Atkins
Name: Susan E. Atkins
Title: Managing Director

SOLA LTD

By:	Solus Alternative Asset Management LP

Its Investment Advisor

	By:	/s/ Gordon Yeager
Name: Gordon Yeager
Title: Chief Risk Officer & Chief Operations Officer